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                                                            Exhibit 21.0



              LIST OF SUBSIDIARIES OF IMAGE GUIDED TECHNOLOGIES, INC.



     Springfield Surgical Instruments, Inc., f/k/a Brimfield Precision, Inc., a Massachusetts corporation.